UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

CON EDISON

(a)	At the Annual Meeting of Stockholders of Consolidated Edison, Inc. (“Con Edison”) on May 21, 2012, its stockholders voted to elect the members of its Board of Directors; to ratify the appointment of its independent accountants; to approve, on an advisory basis, named executive officer compensation; and not to adopt a stockholder’s proposal.

(b)	The name of each director elected, the number of shares voted for or against each director and the number of abstentions as to each director were as shown in the following table. Not included in such amounts are 90,039,820 shares that were broker non-votes.

Name	For	Against	Abstentions
Kevin Burke	143,966,163	5,311,867	1,148,058
Vincent A. Calarco	144,054,329	5,086,137	1,284,622
George Campbell, Jr.	132,746,913	16,436,821	1,241,354
Gordon J. Davis	145,762,996	3,369,803	1,292,289
Michael J. Del Giudice	143,813,419	5,334,875	1,276,795
Ellen V. Futter	137,579,484	11,603,312	1,242,293
John F. Hennessy III	147,138,483	1,988,355	1,298,251
John F. Killian	145,236,114	3,908,343	1,280,632
Eugene R. McGrath	146,079,974	3,162,041	1,183,074
Sally H. Piñero	145,723,335	3,443,215	1,258,539
Michael W. Ranger	147,111,412	1,949,843	1,363,833
L. Frederick Sutherland	147,242,081	1,911,651	1,271,357

(c)	The results of the vote to ratify the appointment of PricewaterhouseCoopers LLP as Con Edison’s independent accountants for 2012 were as follows: 235,321,272 shares were voted for this proposal; 3,815,838 shares were voted against the proposal; and 1,327,798 shares were abstentions.

(d)	The results of the advisory vote to approve named executive officer compensation were as follows: 134,811,606 shares were voted for this proposal; 12,502,001 shares were voted against the proposal; 3,111,482 shares were abstentions; and 90,039,820 shares were broker non-votes.

(e)	The following stockholder-proposed resolution was voted upon:

“RESOLVED: That the stockholders recommend that the Board take the necessary steps that Con Edison specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $500,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.”

The results of the vote on this proposal were as follows: 15,657,925 shares were voted for this proposal; 131,885,721 shares were voted against the proposal; 2,881,443 shares were abstentions; and 90,039,820 shares were broker non-votes.

CECONY

At the Annual Meeting of Stockholders of Consolidated Edison Company of New York, Inc. (“CECONY”) on May 21, 2012, all 235,488,094 outstanding shares of CECONY’s common stock, which are owned by Con Edison, were voted to elect as the members of CECONY’s Board of Trustees the same persons who, as indicated above, were elected as members of Con Edison’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: May 24, 2012